UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2015

Luby’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-8308	74-1335253
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

13111 Northwest Freeway, Suite 600 Houston, Texas 77040
(Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code: (713) 329-6800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 21, 2015, the Board of Directors (the “Board”) of Luby’s, Inc. (the “Company”) approved an amendment to Section 10(c)(1) of the Company’s Bylaws (the “Bylaws”), which took effect immediately upon approval by the Board. The amendment gives the Board discretion in determining circumstances under which candidates for election as a director of the Company may be nominated outside of the procedures set forth in Section 10 of the Bylaws.

The preceding description is qualified in its entirety by reference to the full text of the Amendment to Bylaws of the Company filed herewith as Exhibit 3.1.

Item 8.01 Other Events.

In order to provide certain significant shareholders additional time to consider nominating candidates for election to the Board, on October 21, 2015, the Board resolved to allow those nominated in accordance with the procedures set forth in the Bylaws by the close of business on November 10, 2015 to be eligible to be elected as a director of the Company at the Company’s 2016 annual meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
3.1	Amendment to Bylaws of Luby’s, Inc., effective as of October 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBY’S, INC.

Date: October 22, 2015	By:	/s/ Christopher J. Pappas
Christopher J. Pappas President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to Bylaws of Luby’s, Inc., effective as of October 21, 2015.